UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2007

SOUTHERN IOWA BIOENERGY LLC
(Exact name of small business issuer as specified in its charter)

Iowa	2860	20-2226223
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

115 S. Linden Street Lamoni, Iowa 50140
(Address of principal executive offices)

(641) 784-3510
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 16, 2007, the Registrant executed an agreement with Commercial Property Lenders, Inc. (Commercial Property), under which Commercial Property will act on the Registrant’s behalf to secure a loan commitment for the Registrant’s proposed biodiesel plant. Pursuant to the agreement, Commercial Property must provide one or more acceptable loan commitments for a loan amount of $30,000,000, including a USDA loan for $25,000,000 and a second loan of $5,000,000 for working capital. The Registrant has agreed to pay Commercial Property a fee equal to two percent (2%) of the loan amount. Upon execution of the agreement, the Registrant paid a deposit of $30,000 to Commercial Property which will be credited towards any fee payable to Commercial Property under the agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN IOWA BIOENERGY LLC

October 22, 2007	/s/ William T. Higdon
Date	William T. Higdon, President